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                                                                    Exhibit 10.9

             THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT

     THIS THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT (the "Amendment"), dated as of January 22, 2001, is among LENNOX INTERNATIONAL INC., a Delaware corporation (the "Borrower"), each of the lenders listed as a lender on the signatures pages hereto (individually, a "Lender" and, collectively, the "Lenders"), THE CHASE MANHATTAN BANK, as successor in interest by merger to Chase Bank of Texas, National Association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), WACHOVIA BANK, N.A., a national banking association, as syndication agent (in such capacity, the "Syndication Agent" and together with the Administrative Agent, herein the "Agents") and THE BANK OF NOVA SCOTIA, as documentation agent.

     The Borrower, the Agents and the Lenders have entered into that certain Revolving Credit Facility Agreement dated as of July 29, 1999 (as amended by the First Amendment to Revolving Credit Facility Agreement dated as of August 6, 1999 and the Second Amendment to Revolving Credit Facility Agreement dated as of January 25, 2000, the "CREDIT AGREEMENT"). The Borrower, the Lenders and the Agents desire to add a letter of credit facility to the Credit Agreement and otherwise amend the Credit Agreement as herein set forth.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof:


                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.1 DEFINITIONS. Capitalized terms used in this Amendment and defined in the Credit Agreement, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement, as amended hereby.


                                    ARTICLE 2

                                   AMENDMENTS

     Section 2.1 AMENDMENT TO REFERENCES TO "CHASE BANK OF TEXAS, NATIONAL ASSOCIATION". All references to Chase Bank of Texas, National Association in the Credit Agreement are amended to read "The Chase Manhattan Bank, successor in interest by merger to Chase Bank of Texas, National Association".

     Section 2.2 AMENDMENT TO INTRODUCTION OF CREDIT AGREEMENT. The second paragraph of the introduction of the Credit Agreement is amended in its entirety to read as follows:

          The Lenders have been requested to extend credit to the Borrower to enable it, upon the terms and subject to the conditions set forth herein, to borrow on a revolving credit basis and request the issuance of letters of credit, in each case on and after the Effective Date and at any time prior to the Maturity Date (as hereinafter defined). The proceeds of any such borrowings are to be used to refinance existing indebtedness, to make acquisitions, for capital expenditures and working capital and for other general corporate purposes. Letters of Credit issued hereunder shall be issued to support transactions of the Borrower and its Subsidiaries. The Lenders are willing to extend such credit on the terms and subject to the conditions herein set forth.

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 1
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     Section 2.3 ADDITION TO SECTION 1.01. The following definitions are added to Section 1.01 of the Credit Agreement in proper alphabetical order:

          "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentage shall be determined based upon the Commitments in effect immediately prior to such expiration or termination.

          "ISSUING BANK" shall mean The Chase Manhattan Bank, in its capacity as issuer of Letters of Credit or any successor thereto permitted hereunder. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC DISBURSEMENT" shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LETTER OF CREDIT" shall have the meaning assigned it in Section 2.19.

          "LETTER OF CREDIT LIABILITIES" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Letter of Credit Liabilities of any Lender at any time shall be its Applicable Percentage of the total Letter of Credit Liabilities at such time.

          "REVOLVING EXPOSURE" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its participating interest in the outstanding Letters of Credit (or, if determined with respect to a Lender who is the Issuing Bank, its direct interests in outstanding Letters of Credit minus all other Lenders' participation interests therein whether or not notice of any such participation shall have been given).

     Section 2.4 AMENDMENT TO SECTION 1.01. The following definitions in SECTION
1.01 of the Credit Agreement are amended in their entirety to read as follows:

          "CONSOLIDATED NET INCOME" shall mean, for any period, the net income (or net loss) of the Borrower and its Restricted Subsidiaries for such period, determined in accordance with GAAP, excluding:

          (a) the proceeds of any life insurance policy;

          (b) any gain arising from (1) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of gains exceeds the aggregate amount of losses from the sale, abandonment or other disposition of assets (other than current assets and other than the losses excluded from Consolidated Net Income under clause (f) below),
     (2) any write-up of assets, or (3) the acquisition by the Borrower or any Restricted Subsidiary of its outstanding securities constituting Indebtedness;

          (c) any amount representing the interest of the Borrower or any Restricted Subsidiary in the undistributed earnings of any other Person;

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 2
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          (d) any earnings of any other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or a Restricted Subsidiary and any earnings, prior to the date of acquisition, of any other Person acquired in any other manner;

          (e) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person;

          (f) any non-recurring loss arising from the sale or other disposition of any asset in 2001 but only to the extent that the aggregate amount of such losses is less than $25,000,000; and

          (g) any non-recurring restructuring charges recorded in 2001 but only to the extent that the aggregate amount of such restructuring charges is less than $25,000,000.

          "FEES" shall mean the fees identified in Section 2.04.

          "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Borrowing or the payment of the Letter of Credit fee under Section 2.04(c), each March 31, June 30, September 30 and December 31, beginning on the first such date after the date hereof; (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto and, in the case of such a Eurodollar Loan with an Interest Period of more than three months, each day that would have been an Interest Payment Date for such Eurodollar Loan had successive Interest Periods of three months duration, as the case may be, been applicable to such Eurodollar Loan; (c) in addition, with respect to all Loans, the date of any prepayment thereof and the Maturity Date; and (d) with respect to the payment of the Letter of Credit fee under Section 2.04(c), the Maturity Date.

     Section 2.5 AMENDMENT TO SECTION 2.01. Section 2.01 of the Credit Agreement is amended in its entirety to read as follows:

          SECTION 2.01. COMMITMENTS.

          Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make advances (each such advance a "Loan") to the Borrower, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date or the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment, subject, however, to the condition that the Revolving Exposure of a Lender shall not exceed such Lender's Commitment and the total Revolving Exposures of all Lenders shall not exceed the Total Commitment. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Loans hereunder, on and after the Effective Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

     Section 2.6 AMENDMENT TO SECTION 2.02. Clause (a) of Section 2.02 of the Credit Agreement is amended in its entirety to read as follows:

          (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Applicable Percentage; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no


THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 3
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     Lender shall be responsible for the failure of any other Lender to make any
     Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the Total Commitment less the total Revolving Exposure of all Lenders).

     Section 2.7 AMENDMENT TO SECTION 2.02. The first sentence of clause (c) of
Section 2.02 of the Credit Agreement is amended in its entirety to read as follows:

          (c) Subject to paragraph (d) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 11:00 a.m., New York, New York time, and the Administrative Agent shall by 2:00 p.m., New York, New York time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Borrower to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders or, if such Borrowing is to finance the reimbursement of an LC Disbursement, such amounts shall be distributed to the Issuing Bank.

     Section 2.8 AMENDMENT TO SECTION 2.04.

     (a) Clause (a) of Section 2.04 of the Credit Agreement is amended to add the following sentence to the end of the paragraph:

     A Lender's Commitment shall be deemed used by the aggregate amount of all Loans made by the Lender and such Lender's Applicable Percentage of the Letter of Credit Liabilities.

     (b) Clause (c) of Section 2.04 of the Credit Agreement is amended in its entirety to read as follows:

          (c) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the rate equal to the Applicable Margin (as defined and determined in accordance with Section 2.06 (d)) on the average daily amount of such Lender's Applicable Percentage of the Letter of Credit Liabilities (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any Letter of Credit Liabilities, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the Letter of Credit Liabilities (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any Letter of Credit Liabilities, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Interest Payment Date shall be payable on the third Business Day following such Interest Payment Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate


THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 4
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     shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fee shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) Clause (d) is added to Section 2.04 of the Credit Agreement to read in its entirety as follows:

          (d) The Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, if and as appropriate, among the Lenders or Agents. Once paid, none of such Fees shall be refundable under any circumstances.

     Section 2.9 AMENDMENT TO SECTION 2.06. The last sentence of clause (d) of
Section 2.06 of the Credit Agreement is amended to in its entirety to read as follows:

     If the Borrower fails to deliver such Compliance Certificate which so sets forth the Debt to Adjusted EBITDA Ratio within the period of time required by Section 5.20(g): (i) the Applicable Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to 1.250% per annum; and (ii) the Commitment Fee Percentage shall automatically be adjusted to 0.300% per annum, such automatic adjustments to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Compliance Certificate in accordance with Section 5.20(g) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Compliance Certificate

     Section 2.10 AMENDMENT TO SECTION 2.09.

     (a) Clause (a) of Section 2.09 of the Credit Agreement is amended in its entirety to read as follows:

          (a) The commitment of the Issuing Bank to issue Letters of Credit under Section 2.19 and the Commitments of the Lenders shall automatically be terminated on the Maturity Date. Such commitments may also terminate as provided in Section 2.10(c) and Article 6.

     (b) Clause (b) of Section 2.09 of the Credit Agreement is amended to add the following sentence to the end of the paragraph:

     Upon the termination of the Total Commitment, the commitment of the Issuing Bank to issue Letters of Credit under 2.19 shall also terminate.

     Section 2.11 AMENDMENT TO SECTION 2.10.

     (a) Clause (b) of Section 2.10 of the Credit Agreement is amended in its entirety to read as follows:

          (b) On the date of any termination or reduction of the Total Commitment pursuant to Section 2.09, the Borrower shall pay or prepay so much of the Borrowings as shall be necessary in order that the aggregate outstanding principal amount of the Loans will not exceed the sum of the Total Commitment minus all Letter of Credit Liabilities, after giving effect to such termination or reduction.

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 5
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     (b) The first paragraph of clause (c) of Section 2.10 of the Credit
Agreement is amended in its entirety to read as follows:

          (c) At least 15 Business Days (or, in the case of any transaction permitted by Section 5.10 resulting in a Change of Control, at least 45 days) and not more than 90 days prior to the occurrence of any Change of Control, the Borrower will give written notice thereof to each Lender. Such notice shall contain (i) an offer by the Borrower to prepay, on the date of such Change of Control or, if such notice shall be delivered less than 35 days prior to the date of such Change of Control, on the date 35 days after the date of such notice (the "Prepayment Date"), all Loans made by each Lender, together with interest accrued thereon to the Prepayment Date and all other liquidated obligations owed to such Lender under the terms hereof, (ii) the estimated amount of accrued interest, showing in reasonable detail the calculation thereof and (iii) the Borrower's estimate of the date on which such Change of Control shall occur. Said offer shall be deemed to lapse as to any such Lender which has not replied affirmatively thereto in writing within 35 days of the giving of such notice. As soon as practicable (and in any event at least 24 hours) prior to such Change of Control, the Borrower shall give written confirmation of the date thereof to each such Lender that has affirmatively replied to the notice given pursuant to the first sentence of this Section 2.10(c). Borrower shall, on the Prepayment Date, prepay to each Lender that has affirmatively replied to the notice given pursuant to the first sentence of this Section 2.10(c) all Loans and all other liquidated obligations owed to such Lender under the terms hereof. Thereupon, each Lender that shall have received such prepayment shall have no further obligation to make Loans or participate in Letters of Credit made or issued after the Prepayment Date and the Total Commitment shall be reduced by the amount of each such Lender's Commitment; provided that each Lender that shall have received such prepayment shall continue to have a participation interest in any Letter of Credit issued prior to the Prepayment Date and shall be entitled to the continued payment of the Fees paid in respect thereof. The participation interests described in the foregoing sentence shall be calculated based on the Applicable Percentages determined immediately prior to the Prepayment Date and each such Lender shall continue to be obligated to fund its participation interest therein as herein specified as if no prepayment had occurred. Any Loan made after the Prepayment Date shall be made by the remaining Lenders and such Lenders shall have participation interests in any Letter of Credit issued after the Prepayment Date based on their Applicable Percentages (calculated without including the Commitments of the Lenders that shall have received the prepayment under this Section
     2.10 (c)). If requested by the Agent or the Lenders who are to receive prepayment under this Section 2.10 (c), the Borrower shall use its commercially reasonable efforts to cause all Letters of Credit that are to be outstanding as of the Prepayment Date to be terminated as of the Prepayment Date or as soon thereafter as is possible.

     Section 2.12 AMENDMENT TO SECTION 2.11. Section 2.11 of the Credit Agreement is amended in its entirety to read as follows:

          SECTION 2.11 RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

          (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to the Issuing Bank or any Lender hereunder (except for changes in

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 6
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     respect of taxes on the overall net income of the Issuing Bank or such
     Lender or its lending office imposed by the jurisdiction in which its principal executive office or lending office is located), or shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank, or shall result in the imposition on any Lender, the Issuing Bank or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment, any Eurodollar Loan made by such Lender or any Letter of Credit or participation interest therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or issuing, maintaining or participating in any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower shall, upon receipt of the notice and certificate provided for in Section 2.11(c), promptly pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank shall have determined that the adoption of any law, rule, regulation or guideline arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement, such Lender's Commitment, the Loans made by such Lender pursuant hereto, or any Letter of Credit or participation interest therein to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time such additional amount or amounts as will compensate such Lender or the Issuing Bank for any such reduction suffered will be paid by the Borrower to such Lender or the Issuing Bank, as applicable.

          (c) A certificate of each affected party setting forth such amount or amounts as shall be necessary to compensate such party or its holding company as specified in paragraph (a) or (b) above, as the case may be, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall be delivered to the Borrower, and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Issuing Bank, as applicable, the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. Each Lender or the Issuing Bank shall give prompt notice to the Borrower of any event of which it has knowledge, occurring after the date hereof, that it

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 7
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     has determined will require compensation by the Borrower pursuant to this
     Section; provided, however, that failure by such Lender or the Issuing Bank to give such notice shall not constitute a waiver of such party's right to demand compensation hereunder.

          (d) Failure on the part of any party to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital of the type described in paragraph (a) or (b) of this
     Section 2.11 with respect to any period shall not constitute a waiver of such party's right to demand compensation with respect to such period or any other period; provided, however, that neither any Lender nor the Issuing Bank shall be entitled to compensation under this Section 2.11 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

          (e) Each Lender and the Issuing Bank agrees that it will designate a different lending or issuing office, as applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in its reasonable judgment, be disadvantageous to its interests.

     Section 2.13. AMENDMENT TO SECTION 2.15. Clause (a) of Section 2.15 of the Credit Agreement is amended in its entirety to read as follows:

          (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts hereunder) from an account in the United States not later than 12:00 noon, New York, New York time, on the date when due in dollars to the Administrative Agent at its offices at 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081 or, in the case of payments to be made directly to another party hereto in accordance with the terms hereof, to such party as such party shall direct, in each case, in immediately available funds. All payments made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

     Section 2.14 AMENDMENT TO SECTION 2.16.

     (a) Clause (a) of Section 2.16 of the Credit Agreement is amended in its entirety to read as follows:

          (a) Any and all payments of principal and interest on any Borrowings, or of any Fees or indemnity or expense reimbursements by the Borrower hereunder ("Borrower Payments") shall be made, in accordance with Section 2.15, free and clear of and without deduction for any and all current or future federal, state, local and other governmental taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to the Borrower Payments, but only to the extent reasonably attributable to the Borrower Payments, excluding (i) income taxes imposed on the net income of either Agent, the Issuing Bank or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of either Agent, the Issuing Bank or any Lender (or Transferee), in each

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 8
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     case by the jurisdiction under the laws of which such party (or Transferee)
     is organized or doing business through offices or branches located therein, or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the respective Agent, the Issuing Bank or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such party (or Transferee) (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Clauses (c) and (d) of Section 2.16 of the Credit Agreement are amended in their entirety to read as follows:

          (c) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender (or Transferee thereof) for the full amount of Taxes and Other Taxes with respect to Borrower Payments paid by such party (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by the Administrative Agent, the Issuing Bank or a Lender, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the applicable party makes written demand therefor.

          (d) If either Agent, the Issuing Bank or a Lender (or Transferee) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.16, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund at the Borrower's expense. If such party receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower had paid additional amounts pursuant to this
     Section 2.16, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this
     Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all of its out-of-pocket expenses and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of such party, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) under this Section 2.16(d) in the event the party is required to repay such refund to such Governmental Authority.

     (c) Clauses (i) and (j) of Section 2.16 of the Credit Agreement are amended in their entirety to read as follows:

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 9

          (i) Any Agent, the Issuing Bank or any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this
     Section 2.16 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of the Administrative Agent, the Issuing Bank or such Lender (or Transferee), be otherwise disadvantageous to its interests.

          (j) Nothing contained in this Section 2.16 shall require any Agent, the Issuing Bank or any Lender (or Transferee) to make available to the Borrower any of its tax returns (or any other information) that it deems to be confidential or proprietary.

     Section 2.15 ADDITION OF SECTION 2.19. Section 2.19 of the Credit Agreement is added to the Credit Agreement following Section 2.18 of the Credit Agreement to read in its entirety as follows:

          SECTION 2.19. LETTERS OF CREDIT. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of letters of credit (each a "Letter of Credit") for its own account or for its or a Subsidiary's benefit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time on and after the date hereof until the earlier of five Business Days prior to the Maturity Date or the termination of the Commitments hereunder. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (a) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (b) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form (or in such other form as may be mutually agreed between the Borrower and the Issuing Bank) in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Letter of Credit Liabilities shall not exceed $25,000,000 and (ii) the total Revolving Exposures of all Lenders shall not exceed the Total Commitment.

          (b) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Maturity Date.

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 10

          (c) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (d) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that (i) the obligations of a Lender to fund its participation in a Letter of Credit may be subject to avoidance by that Lender if (A) the Issuing Bank knew (or with the exercise of care should have known) that the conditions to the issuance of the Letter of Credit were not satisfied or
     (B) the Issuing Bank failed to exercise care when determining whether drafts and other documents presented under the Letter of Credit complied with the terms thereof and (ii) a Lender shall not have an obligation to acquire or fund a participation in a Letter of Credit if that obligation of the Lender has been terminated or assigned to another Person in accordance with Section 2.10(c) or Section 8.04. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care.

          (d) REIMBURSEMENT. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York, New York time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York, New York time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York, New York time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York, New York time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request that such payment be financed with a Loan, and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Loan. If the Borrower fails to make such reimbursement payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the reimbursement payment then due from the Borrower, and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 11

     Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of a Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (e) OBLIGATIONS ABSOLUTE. The Borrower's obligations to reimburse LC Disbursements as provided in paragraph (d) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their agents, officers or employees, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (f) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 12 relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (g) INTERIM INTEREST. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made in accordance with paragraph (d) of this Section, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (d) of this Section, then Section 2.07 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (c) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (h) REPLACEMENT OF THE ISSUING BANK. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to this Agreement. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and
     (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     Section 2.16 AMENDMENT TO ARTICLE 3. The introductory sentence of Article 3 of the Credit Agreement is amended in its entirety to read as follows:

     Borrower represents and warrants to each of the Lenders and the Issuing Bank as follows:

     Section 2.17 AMENDMENT TO ARTICLE 3.02. Section 3.02 of the Credit Agreement is amended in its entirety to read as follows:

          SECTION 3.02 AUTHORIZATION. The execution, delivery and performance by the Borrower of this Agreement, the Borrowings hereunder and the issuance of Letters of Credit hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation to which the Borrower is subject or of the certificate of incorporation or other constituent documents or by-laws of the Borrower or any of its Subsidiaries, (B) any order of any Applicable Governmental Authority or (C) any provision of any Material indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property is or may be bound (including the 364 Day Revolving Credit Facility Agreement dated as of January 25, 2000, as amended, among Borrower, The Chase Manhattan Bank, as administrative agent and the other parties named therein and the Senior Note Purchase Agreements and the Indebtedness limitations set forth in Sections 10.4 and 10.9 of the Senior Note Purchase

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 13

     Agreements), (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon any property or assets of the Borrower.

     Section 2.18 AMENDMENT TO SECTION 3.12. Section 3.12 of the Credit Agreement is amended in its entirety to read as follows:

          SECTION 3.12 USE OF PROCEEDS; MARGIN REGULATION. The Borrower will apply the proceeds of the Loans to refinance existing indebtedness, to make acquisitions, for capital expenditures, for working capital and for other general corporate purposes. The Letters of Credit shall be issued to support transactions of the Borrower and the Subsidiaries entered into in the ordinary course of business. Without limiting the generality of the forgoing, the Borrower agrees to use the proceeds of the first Loans made hereunder and the net proceeds of its initial public offering consummated in 1999 to repay in full all obligations outstanding in connection with the following agreements (the "Existing Credit Agreements"):

          (i) The Advance Term Credit Agreement dated March 16, 1999 among Borrower, Chase Bank of Texas, National Association, as administrative agent, and Wachovia Bank, N. A., as documentation agent; and

          (ii) Revolving Credit Facility Agreement dated July 13, 1998 among Borrower, Chase Bank of Texas, National Association, as administrative agent, Wachovia Bank, N. A., as documentation agent and the lenders named therein.

          The Borrower agrees that on the date that the first Loans are made hereunder all the commitments of the lenders under the Existing Credit Agreements are terminated and of no further force or effect. No part of the proceeds from the Loans will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X of the Board (12 CFR
     224) or to involve any broker or dealer in a violation of Regulation T of the Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Borrower and its Restricted Subsidiaries and the Borrower does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

     Section 2.19 AMENDMENT TO SECTION 4.01. Section 4.01 of the Credit Agreement is amended in its entirety to read as follows:

          SECTION 4.01 ALL BORROWINGS. The obligations of the Lenders to make Loans and the obligation of the Issuing Bank to issue, amend, renew or extend Letters of Credit are subject to the satisfaction of the following conditions on the date of each Borrowing or issuance:

          (a) The Administrative Agent shall have received a notice of such Borrowing, issuance, amendment or other modification as required by Section
     2.03 or 2.19(a), as applicable.

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 14

          (b) The representations and warranties set forth in Article 3 hereof shall be true and correct in all material respects on and as of the date of such Borrowing, issuance, amendment or other modification with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) At the time of and immediately after such Borrowing, issuance, amendment or other modification no Event of Default or Default shall have occurred and be continuing.

          Each Borrowing and each issuance, amendment or other modification of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing, issuance, amendment or other modification as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

     Section 2.20 AMENDMENT TO ARTICLE 5. The first sentence of Article 5 of the Credit Agreement is amended in its entirety to read as follows:

          The Borrower agrees that, so long as any Lender has any Commitment hereunder or any obligation to acquire or fund any participation in any Letter of Credit or the Issuing Bank is obligated to issue any Letter of Credit, or any amount payable hereunder remains unpaid:

     Section 2.21 AMENDMENT TO SECTION 5.15. Clause (b) in Section 5.15 of the Credit Agreement is amended in its entirety to read as follows:

          (b) CONSOLIDATED INDEBTEDNESS TO ADJUSTED EBITDA. As of the last day of each fiscal quarter during the periods described below, the Borrower shall not permit the ratio of Consolidated Indebtedness outstanding as of such day to the Adjusted EBITDA for the four (4) fiscal quarters then ended to exceed: (i) 3.00 to 1.00 at all times other than as described in the following clause (ii); or (ii) 3.25 to 1.00 for all fiscal quarters ending prior to September 30, 2001 if, and only if prior to any such fiscal quarter end Borrower shall have delivered to the Administrative Agent evidence satisfactory to it that the holders of the Indebtedness outstanding under the Senior Note Purchase Agreements and the holders of any other Indebtedness that have the benefit of a Consolidated Indebtedness to Adjusted EBITDA ratio the same or similar to this Section 5.15(b), shall have agreed to a maximum ratio not to exceed 3.25 to 1.00 for all fiscal quarters ending prior to September 30, 2001.

     Section 2.22 AMENDMENT TO ARTICLE 6.

     (a) Clause (a) in the first sentence of Article 6 of the Credit Agreement is amended in its entirety to read as follows:

          (a) the Borrower defaults in the payment of any principal on any Loan or the reimbursement of any LC Disbursement, in each case when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

     (b) The final paragraph of Article 6 of the Credit Agreement is amended in its entirety to read as follows:

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 15 then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the right of the Borrower to borrow hereunder or to request the issuance, amendment, extension or renewal or other modification of any Letter of Credit, (ii) exercise any rights that may be available upon an Event of Default to terminate or cancel any outstanding Letters of Credit, and (iii) declare the Loans and all reimbursement obligations for LC Disbursements, then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and the reimbursement obligations for LC Disbursements, so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided that in the case of any event described in paragraph (g) or (h) above with respect to the Borrower, all the Commitments of the Lenders and the obligation of the Issuing Bank hereunder to issue Letters of Credit shall automatically terminate and the principal amount of all Loans and all reimbursement obligations for LC Disbursements, then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

     Section 2.23 AMENDMENT TO ARTICLE 7. Article 7 of the Credit Agreement is amended in its entirety to read as follows:


     ARTICLE 7. THE ADMINISTRATIVE AGENT

          In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent, on behalf of the Lenders and the Issuing Bank. Each of the Lenders and the Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or the Issuing Bank and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank, as applicable, all payments of principal of and interest on the Loans and all other amounts due to the Lenders and the Issuing Bank hereunder, and promptly to distribute to each Lender and the Issuing Bank its share of each payment so received; (b) to give notice on behalf of each of the Lenders and the Issuing Bank to the Borrower of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender and the Issuing Bank copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

          Neither Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 16 connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. The Administrative Agent shall not be responsible to the Lenders or the Issuing Bank for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements; provided that the foregoing exclusion shall not have the effect of releasing the Administrative Agent from its stated responsibilities herein to receive executed agreements, documents and instruments on behalf of the Lenders and the Issuing Bank. The Administrative Agent may deem and treat the Lender which makes any Loan or participates in the obligation to reimburse the Issuing Bank for any LC Disbursement as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and the Issuing Bank. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or any Lender on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank or the Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          The Lenders and the Issuing Bank hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent who must be acceptable to the Borrower and shall be selected from the Lenders unless no Lender agrees to accept such appointment. If no successor shall have been so appointed by the Required Lenders, no approval of the Borrower obtained and such successor shall not have accepted such appointment, all within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 17

     Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          With respect to the Loans, the Administrative Agent, in its individual capacity as a Lender and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

          Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its Applicable Percentage of any expenses incurred for the benefit of the Lenders or the Issuing Bank in its role as Administrative Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Bank, which shall not have been reimbursed by the Borrower AND
     (II) TO INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, ON DEMAND, IN THE AMOUNT OF SUCH APPLICABLE PERCENTAGE, FROM AND AGAINST ANY AND ALL LIABILITIES, TAXES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST IT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY IT UNDER THIS AGREEMENT TO THE EXTENT THE SAME SHALL NOT HAVE BEEN REIMBURSED BY THE BORROWER (INCLUDING WITHOUT LIMITATION, ALL LIABILITIES, TAXES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS ARISING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE ADMINISTRATIVE AGENT); PROVIDED THAT NO LENDER SHALL BE LIABLE TO THE ADMINISTRATIVE AGENT FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS.

          Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

          Wachovia Bank, N.A. has been designated as the Syndication Agent hereunder and The Bank of Nova Scotia has been designated as the documentation agent in recognition of the level of their respective Commitments. Neither Wachovia Bank, N.A. nor The Bank of Nova Scotia is an agent for the Lenders and shall not have any obligation hereunder other than those existing in its capacity as Lender.

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 18

     Section 2.24 AMENDMENT TO SECTION 8.01. Clauses (a) and (b) of Section 8.01 of the Credit Agreement are amended in their entirety to read as follows:

          (a) if to Borrower, at its principal executive offices at 2140 Lake Park Blvd., Richardson, Texas 75080, to the attention of Chief Financial Officer, Telecopy No. 972/497-6042 with a copy to the Vice President and Corporate Treasurer, Telecopy No. 972/497-6940;

          (b) if to the Administrative Agent or the Issuing Bank, to The Chase Manhattan Bank, 2200 Ross Avenue, 3rd Floor, Dallas, TX 75201, Attention of Allen King, (Telecopy No. 214/965-2044), with a copy to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081;
     Attention: Muniram Appanna, Telephone 212/552-7943; Telecopy No. 212/552-7490; and

     Section 2.25 AMENDMENT TO SECTION 8.02. Section 8.02 of the Credit Agreement is amended in its entirety to read as follows:

          SECTION 8.02 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans or the acquisition and funding of participations in Letters of Credit or the issuance by Issuing Bank of the Letters of Credit regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any Letter of Credit Liability or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the commitments and obligations of the Lenders and the Issuing Bank hereunder have not been terminated.

     Section 2.26 AMENDMENT TO SECTION 8.04. Clause (d) of Section 8.04 of the Credit Agreement is amended in its entirety to read as follows:

          (d) The Administrative Agent shall maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, the principal amount of the Loans owing to and the participations interest in Letters of Credit held by, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice.

     Section 2.27 AMENDMENT TO SECTION 8.05. Section 8.05 of the Credit Agreement is amended in its entirety to read as follows:

          (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by either Agent, Chase Securities Inc., Wachovia Securities, Inc. or the Issuing Bank in connection with entering into this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (but only if such amendments, modifications or waivers are requested by the Borrower) (whether or not

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 19 the transactions hereby contemplated are consummated) or in connection with the issuance, modification, extension or renewal of any Letter of Credit, or incurred by either Agent, the Issuing Bank, or any Lender in connection with the enforcement of their rights in connection with this Agreement or in connection with the Loans made and Letters of Credit issued hereunder, including the reasonable fees and disbursements of counsel for either Agent and the Issuing Bank or, in the case of enforcement following an Event of Default, the Lenders.

          (b) THE BORROWER AGREES TO INDEMNIFY EACH LENDER AND ISSUING BANK AGAINST ANY LOSS, CALCULATED IN ACCORDANCE WITH THE NEXT SENTENCE, OR REASONABLE EXPENSE WHICH SUCH LENDER OR ISSUING BANK MAY SUSTAIN OR INCUR AS A CONSEQUENCE OF (A) ANY FAILURE BY THE BORROWER TO BORROW OR TO CONVERT OR CONTINUE ANY LOAN HEREUNDER (INCLUDING AS A RESULT OF THE BORROWER'S FAILURE TO FULFILL ANY OF THE APPLICABLE CONDITIONS SET FORTH IN ARTICLE 4) AFTER IRREVOCABLE NOTICE OF SUCH BORROWING, CONVERSION OR CONTINUATION HAS BEEN GIVEN PURSUANT HERETO, (B) ANY PAYMENT, PREPAYMENT OR CONVERSION, ASSIGNMENT OR FUNDING OF A EURODOLLAR LOAN REQUIRED BY ANY PROVISION OF THIS AGREEMENT OR OTHERWISE MADE OR DEEMED MADE ON A DATE OTHER THAN THE LAST DAY OF THE INTEREST PERIOD, IF ANY, APPLICABLE THERETO), (C) ANY DEFAULT IN PAYMENT OR PREPAYMENT OF THE PRINCIPAL AMOUNT OF ANY LOAN OR ANY REIMBURSEMENT OBLIGATION IN RESPECT OF ANY LC DISBURSEMENT OR ANY PART THEREOF OR INTEREST ACCRUED THEREON, AS AND WHEN DUE AND PAYABLE (AT THE DUE DATE THEREOF, WHETHER BY SCHEDULED MATURITY, ACCELERATION, IRREVOCABLE NOTICE OF PREPAYMENT OR OTHERWISE) OR (D) THE OCCURRENCE OF ANY EVENT OF DEFAULT, INCLUDING, IN EACH SUCH CASE, ANY LOSS OR REASONABLE EXPENSE SUSTAINED OR INCURRED OR TO BE SUSTAINED OR INCURRED BY SUCH LENDER IN LIQUIDATING OR EMPLOYING DEPOSITS FROM THIRD PARTIES, OR WITH RESPECT TO COMMITMENTS MADE OR OBLIGATIONS UNDERTAKEN WITH THIRD PARTIES, TO EFFECT OR MAINTAIN ANY LOAN HEREUNDER OR ANY PART THEREOF AS A EURODOLLAR LOAN. SUCH LOSS SHALL INCLUDE AN AMOUNT EQUAL TO THE EXCESS, IF ANY, AS REASONABLY DETERMINED BY SUCH LENDER, OF (I) ITS COST OF OBTAINING THE FUNDS FOR THE LOAN BEING PAID, PREPAID, CONVERTED OR NOT BORROWED (ASSUMED TO BE THE LIBO
     RATE) FOR THE PERIOD FROM THE DATE OF SUCH PAYMENT, PREPAYMENT OR FAILURE TO BORROW TO THE LAST DAY OF THE INTEREST PERIOD FOR SUCH LOAN (OR, IN THE CASE OF A FAILURE TO BORROW THE INTEREST PERIOD FOR SUCH LOAN WHICH WOULD HAVE COMMENCED ON THE DATE OF SUCH FAILURE) OVER (II) THE AMOUNT OF INTEREST (AS REASONABLY DETERMINED BY SUCH LENDER) THAT WOULD BE REALIZED BY SUCH LENDER IN REEMPLOYING THE FUNDS SO PAID, PREPAID OR NOT BORROWED FOR SUCH PERIOD OR INTEREST PERIOD, AS THE CASE MAY BE.

          (c) THE BORROWER AGREES TO INDEMNIFY EACH AGENT, THE ISSUING BANK, EACH LENDER, EACH OF THEIR AFFILIATES AND THE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF THE FOREGOING (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND TO

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 20

     HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING REASONABLE COUNSEL FEES AND EXPENSES, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF (I) THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) THE USE OF THE PROCEEDS OF THE LOANS OR THE USE OF ANY LETTER OF CREDIT OR
     (III) ANY CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT ANY INDEMNITEE IS A PARTY THERETO (INCLUDING, WITHOUT LIMITATION, ANY LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES ARISING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE INDEMNITEE); PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (I) ARE DETERMINED TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (II) RESULT FROM ANY LITIGATION BROUGHT BY SUCH INDEMNITEE AGAINST THE BORROWER OR BY THE BORROWER AGAINST SUCH INDEMNITEE, IN WHICH THE BORROWER IS THE PREVAILING PARTY.

          (d) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the termination or satisfaction of all Letter of Credit Liabilities, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of any Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

     Section 2.28 AMENDMENT TO SECTION 8.09. Section 8.09 of the Credit Agreement is amended in its entirety to read as follows:

          SECTION 8.09 ENTIRE AGREEMENT. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE FEE LETTER AND THE OTHER DOCUMENTATION EXECUTED PURSUANT HERETO (INCLUDING, BUT NOT LIMITED TO ANY LETTER OF CREDIT ISSUED HEREUNDER) CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.03(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE ENTIRE CONTRACT AMONG THE PARTIES RELATIVE TO THE SUBJECT MATTER HEREOF AND THEREOF. ANY PREVIOUS AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF IS SUPERSEDED BY THIS AGREEMENT, THE FEE LETTER AND THE OTHER DOCUMENTATION EXECUTED PURSUANT HERETO (INCLUDING, BUT NOT LIMITED TO ANY LETTER OF CREDIT ISSUED HEREUNDER). THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NOTHING IN THIS AGREEMENT, EXPRESSED OR IMPLIED, IS INTENDED TO CONFER UPON ANY PARTY OTHER THAN THE PARTIES HERETO ANY RIGHTS, REMEDIES, OBLIGATIONS OR LIABILITIES UNDER OR BY REASON OF THIS AGREEMENT.

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 21

     Section 2.29 AMENDMENT TO SECTION 8.14. Section 8.14 of the Credit Agreement is amended in its entirety to read as follows:

          SECTION 8.14 CONFIDENTIALITY. For the purposes of this Section 8.14, "Confidential Information" means information delivered to an Agent, the Issuing Bank or a Lender by or on behalf of the Borrower or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by an Agent, the Issuing Bank or a Lender as being confidential information of the Borrower or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to an Agent, the Issuing Bank or a Lender prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by an Agent, the Issuing Bank or a Lender or any Person acting on their behalf, (c) otherwise becomes known to an Agent, the Issuing Bank or a Lender other than through disclosure by the Borrower or any Subsidiary or (d) constitutes financial statements delivered to you under Section 5.20 that are otherwise publicly available. Each Agent, the Issuing Bank and each Lender agree that they will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by them in good faith to protect confidential information of third parties delivered to them, provided that an Agent, the Issuing Bank or a Lender may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of this Agreement), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 8.14, (iii) any Agent or other Lender, (iv) any Transferee (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 8.14), (v) any Person from which it offers to purchase any Security of the Borrower or a Subsidiary (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 8.14), (vi) any federal or state regulatory authority having jurisdiction over it, (vii) any nationally recognized rating agency that requires access to information about its investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to it, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which it is a party or
     (z) if an Event of Default has occurred and is continuing, to the extent an Agent, the Issuing Bank or a Lender may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Agreement.

     Section 2.30 AMENDMENT TO EXHIBIT A. Exhibit A to the Credit Agreement is amended in its entirety to read as Exhibit A attached hereto.

     Section 2.31 AMENDMENT TO EXHIBIT B. Exhibit B to the Credit Agreement is amended in its entirety to read as Exhibit B attached hereto.


                                    ARTICLE 3

                                   CONDITIONS

     Section 3.1 CONDITIONS. The effectiveness of Article 2 of this Amendment is subject to the satisfaction of the following conditions precedent on or before January 23, 2001 (the "Closing Date"):

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 22

     (a) CONTINUED EFFECT OF REPRESENTATIONS AND WARRANTIES. As of the Closing Date, all representations and warranties contained in the Credit Agreement (as amended hereby) shall be true, correct, and complete in all material respects except for representations specifically relating to a prior date;

     (b) ABSENCE OF DEFAULT. No Default shall have occurred and be continuing;

     (c) CORPORATE PROCEEDINGS. All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents, and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to the Administrative Agent and its legal counsel;

     (d) FEES AND EXPENSES. Payment or reimbursement to the Lenders, the Agents and the Arranger of all outstanding expenses, fees and other costs incurred by, or due to, the Lenders, the Agents and the Arranger for which such entity has presented an invoice to the Borrower prior to the Closing Date; and

     (e) ADDITIONAL INFORMATION. The Administrative Agent shall have received such additional agreements, certificates, documents, instruments and information as the Administrative Agent or its legal counsel may request to effect the transactions contemplated hereby.


                                    ARTICLE 4

                                  MISCELLANEOUS

     Section 4.1 RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower, the Agents and the Lenders agree that the Credit Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     Section 4.2 FEES AND EXPENSES. In accordance with the terms of Section 8.05 of the Credit Agreement, the Borrower agrees to pay all costs and expenses incurred by either Agent in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the costs and fees of legal counsel.

     Section 4.3 APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 23

     Section 4.4 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the Agents, the Lenders and Borrower and their respective successors and assigns.

     Section 4.5 COUNTERPARTS. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

     Section 4.6 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 4.7 ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSION OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     Section 4.8 REQUIRED LENDERS. Pursuant to Section 8.08(b) of the Credit Agreement, the Credit Agreement may be modified as provided in this Amendment with the agreement of the Required Lenders which means Lenders having sixty-six and two-thirds percent (66 2/3%) or more of the Total Commitments (such percentage applicable to a Lender, herein such Lender's "REQUIRED LENDER PERCENTAGE"). For purposes of determining the effectiveness of this Amendment, each Lender's Required Lender Percentage is set forth on SCHEDULE 4.8 hereto.

Executed as of the date first written above.

                          LENNOX INTERNATIONAL INC.


                          By: /s/ SCOTT E. MESSEL
                              -------------------
                              Scott E. Messel, Vice President and Treasurer


                          THE CHASE MANHATTAN BANK, as successor in interest by merger to Chase Bank of Texas, National Association, individually as Lender, Issuing Bank, and as Administrative Agent


                          By: /s/ ALLEN KING
                              --------------
                              Allen King
                              Vice President

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 24

                          WACHOVIA BANK, N.A., individually as a
                          Lender and as Syndication Agent

                          By: /s/ BRAD WATKINS
                              ----------------
                              Name: Brad Watkins
                              Title: Vice President


                          THE BANK OF NOVA SCOTIA,
                          individually as a Lender and as
                          documentation agent

                          By: /s/ F.C.H. ASHBY
                              ----------------
                              Name: F.C.H. Ashby
                              Title: Senior Manager Loan Operations


                          THE NORTHERN TRUST COMPANY,
                          individually as a lender and as a co-agent


                          By: /s/ JARON GRIMM
                              ---------------
                              Name: Jaron Grimm
                              Title: Vice President

                          BANK ONE, TEXAS, N.A., as a Lender


                          By:
                              --------------------------
                              Name:
                                    ------------------------
                              Title:
                                     -----------------------


                          BANK OF TEXAS, N.A., as a Lender

                          By: /s/ DAVID BROUSSARD, JR.
                              ------------------------
                              Name: David Broussard, Jr.
                              Title: Sr. Vice President


                          THE BANK OF TOKYO-MITSUBISHI,
                          LTD., as a Lender

                          By: /s/ IVY BELL            /s/ JOHN M. MEARNS
                              ------------            ------------------
                              Name: D. Barnell        Name: John M. Mearns
                              Title: Vice President   Title: VP & Manager

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 25

                          WELLS FARGO BANK (TEXAS), N.A.,
                          as a Lender

                          By:
                              --------------------------
                              Name:
                                    ------------------------
                              Title:
                                     -----------------------


                          ROYAL BANK OF CANADA,
                          as a Lender

                          By: /s/ N.G. MILLAR
                              ---------------
                              Name: N.G. Millar
                              Title: Senior Manager


                          ABN AMRO BANK N.A., as a Lender

                          By: /s/ ELIZABETH H. HURST
                              ----------------------
                              Name: Elizabeth H. Hurst
                              Title: Group Vice President

                          By: /s/ C. DAVID ALLMAN
                              -------------------
                              Name: C. David Allman
                              Title: Assistant Vice President


                          THE BANK OF NEW YORK, as a Lender

                          By: /s/ DAVID SUNDERWIRTH
                              ---------------------
                              Name: David Sunderwirth
                              Title: Vice President


                          COMPASS BANK, as a Lender

                          By:
                              --------------------------
                              Name:
                                    ------------------------
                              Title:
                                     -----------------------

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT, Page 26

                                                                       EXHIBIT A


                            FORM OF BORROWING REQUEST

The Chase Manhattan Bank, as Administrative                               [Date]
Agent for the Lenders referred to below
2200 Ross Avenue, 3rd floor
Dallas, TX 77002

Attention:  Brenda Harris
Telecopy:  214-965-2044

and

The Chase Manhattan Bank
Loan Syndications Services
1 Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Telecopy:  212-552-5777

Ladies and Gentlemen:

     The undersigned, Lennox International Inc. (the "Borrower"), refers to the Revolving Credit Facility Agreement dated as of July 29, 1999 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Borrower, the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and Wachovia Bank, N.A., as Syndication Agent and The Bank of Nova Scotia, as documentation agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Agreement that it requests a Borrowing under the Agreement, and sets forth below the terms on which such Borrowing is requested to be made:

(A)  Date of Borrowing (which is a Business Day)     ____________

(B)  Principal amount of Borrowing(1)                ____________

(C)  Interest rate basis(2)                          ____________

(D)  Interest Period and the last day thereof(3)     ____________

------------------
     (1) Not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

     (2) Eurodollar Loan or ABR Loan.

     (3) Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

EXHIBIT A - FORM OF BORROWING REQUEST, Page 1

     The Borrower represents and warrants that the conditions to lending specified in Section 4.01(b) and (c) of the Agreement have been satisfied and that after giving effect to the Borrowing requested hereby, the total Revolving Exposures of all Lenders shall not exceed the Total Commitment.

                               Very truly yours,

                               LENNOX INTERNATIONAL INC.


                               By:
                                   ---------------------------------------------
                                   Scott E. Messel, Vice President and Treasurer


EXHIBIT A - FORM OF BORROWING REQUEST, Page 2

                                                                       EXHIBIT B


                            ASSIGNMENT AND ACCEPTANCE

                                                     Dated: ______________, ____

     Reference is made to the Revolving Credit Facility Agreement dated as of July 29, 1999 (as amended, modified, extended or restated from time to time, the "Agreement"), among Lennox International Inc. (the "Borrower"), the lenders that are a party thereto (the "Lenders"), Wachovia Bank, N.A., as Syndication Agent, The Bank of Nova Scotia, as documentation agent and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Agreement are used herein with the same meanings.

     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the [Effective Date of Assignment set forth below], the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the [Effective Date of Assignment] and the Loans owing to the Assignor which are outstanding on the [Effective Date of Assignment], and the participation interest of the Assignor in outstanding Letters of Credit on the Effective Date of Assignment together with unpaid interest accrued on the assigned Loans to the [Effective Date of Assignment] and the amount, if any, set forth below of the Fees accrued to the [Effective Date of Assignment] for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section
8.04 of the Agreement, a copy of which has been received by each such party. From and after the [Effective Date of Assignment], (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement. After giving effect to this Assignment and Acceptance, Assignor's Commitment shall be $_____________ and Assignee's Commitment shall be $_____________.

     2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.16(g) of the Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire and (iii) a processing and recordation fee of $3,000.

     3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas.

Date of Assignment:
                   -------------------------------------------------------------

Legal Name of Assignor:
                       ---------------------------------------------------------

Legal Name of Assignee:
                       ---------------------------------------------------------

Assignee's Address for Notices:
                               -------------------------------------------------

Effective Date of Assignment
(may not be fewer than 5 Business

EXHIBIT B - FORM OF ASSIGNMENT AND ACCEPTANCE

Days after the Date of Assignment
unless otherwise agreed by the Administrative Agent,
whose execution hereof shall be deemed to be such
consent, if necessary):
                       ---------------------------------------------------------

================================================================================
                                                        Percentage Assigned of
                                                        Commitment (set forth,
                                                        to at least 8 decimals,
                                                        as a percentage of the
       Facility           Principal Amount Assigned        Total Commitment)
--------------------------------------------------------------------------------
Commitment                    $_______________                 __________%
Assigned:
--------------------------------------------------------------------------------
Loans:                        $_______________                 __________%
--------------------------------------------------------------------------------
Participation Interest        $_______________                 __________%
in Letters of Credit
--------------------------------------------------------------------------------
Fees Assigned (if             $_______________                 __________%
any):
================================================================================

The terms set forth herein are hereby agreed to: Accepted:

                                     , as
------------------------------------
Assignor,                                   LENNOX INTERNATIONAL INC.


By:                                         By:
   ----------------------------------          ---------------------------------
   Name:                                       Name:
        -----------------------------               ----------------------------
   Title:                                      Title:
         ----------------------------                ---------------------------

                                   , as
-------------------------------------       THE CHASE MANHATTAN BANK
Assignee                                    as Administrative Agent

By:                                         By:
   ----------------------------------          ---------------------------------
   Name:                                       Name:
        -----------------------------               ----------------------------
   Title:                                      Title:
        -----------------------------                ---------------------------

EXHIBIT B - FORM OF ASSIGNMENT AND ACCEPTANCE

                                  Schedule 4.8
                       Third Amendment to Credit Agreement

                           REQUIRED LENDER PERCENTAGE


================================================================================
                                                             Lenders Agreeing to
                                                             Amendment (insert %
                                                             from prior column
                                                             if Lender signs
                                                             this Amendment then
                                       Required Lender       total percentages
           Lender                      Percentage Held       in this column)
================================================================================
The Chase Manhattan Bank                   11.333%                 11.333%
--------------------------------------------------------------------------------
Wachovia Bank, N.A                         11.333%                 11.333%
--------------------------------------------------------------------------------
The Bank of Nova Scotia                    11.333%                 11.333%
--------------------------------------------------------------------------------
The Northern Trust Company                 11.333%                 11.333%
--------------------------------------------------------------------------------
Bank One, Texas N.A                         8.333%                     .0%
--------------------------------------------------------------------------------
Bank of Texas, N.A                          8.333%                  8.333%
--------------------------------------------------------------------------------
The Bank of Tokyo -
Mitsubishi, Ltd.                            8.333%                  8.333%
--------------------------------------------------------------------------------
Wells Fargo Bank (Texas), N.A               8.333%                     .0%
--------------------------------------------------------------------------------
Royal Bank of Canada                        6.333%                  6.333%
--------------------------------------------------------------------------------
ABN Amro Bank N.V                           5.000%                  5.000%
--------------------------------------------------------------------------------
The Bank of New York                        5.000%                  5.000%
--------------------------------------------------------------------------------
Compass Bank                                5.000%                     .0%
================================================================================
TOTAL                                         100%                  78.33%
================================================================================